Exhibit (h)(iii)(d)
AMENDMENT NO. 4
to the
EXPENSE LIMITATION AGREEMENT
          This Amendment is made as of August 18, 2009 to the Expense Limitation Agreement dated August 14, 2007 (“Agreement”), as amended between Munder Series Trust (“MST”) and Munder Capital Management (“MCM”).
          WHEREAS, on August 18, 2009, the Board of Trustees of MST approved the continuation of the Agreement through October 31, 2010 on behalf of the each of the International Fund — Core Equity, International Small-Cap Fund, Multi-Cap Growth Fund, Bond Fund and Tax-Free Short & Intermediate Bond Fund; and
          WHEREAS, MCM agrees to continue through October 31, 2010 waiving advisory or administration fees and/or paying certain operating expenses for each of the International Fund — Core Equity, International Small-Cap Fund, Multi-Cap Growth Fund, Bond Fund and Tax-Free Short & Intermediate Bond Fund in amounts sufficient to maintain annual fund operating expenses at the levels specified in the Agreement.
          NOW THEREFORE, in consideration of the promises contained herein, MST and MCM agree to amend the Agreement as follows:
     1. The term of the Agreement is hereby extended through October 31, 2010.
     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.
MUNDER SERIES TRUST

By:	Stephen J. Shenkenberg Vice President, Secretary & CCO

MUNDER CAPITAL MANAGEMENT

By:	Peter K. Hoglund Managing Director, Chief Administrative Officer

Exhibit (h)(iii)(d)
Dated: August 18, 2009
SCHEDULE A
To the Expense Limitation Agreement
Expense Limits
Expense payments and Service Agreement fee waivers made by MCM under this Agreement shall be made in an amount sufficient to maintain the specified Operating Expense Ratio for each class as follows:

International Fund-Core Equity
Class A	1.61%
Class C	2.36%
Class K	1.61%
Class R	1.86%
Class Y	1.36%
Class I	1.10%

International Small-Cap Fund
Class A	1.71%
Class C	2.46%
Class K	1.71%
Class R	1.96%
Class Y	1.46%
Class I	1.20%

Multi-Cap Growth Fund
Class A	1.71%
Class C	2.46%
Class K	1.71%
Class R	1.96%
Class Y	1.46%
Class I	1.20%

Bond Fund
Class A	0.65%
Class B	1.40%
Class C	1.40%
Class K	0.65%
Class Y	0.40%

Tax-Free Short & Intermediate Bond Fund
Class A	0.65%
Class B	1.40%
Class C	1.40%
Class K	0.65%
Class Y	0.40%